                                                                  Exhibit 10.16

                                   PROMISSORY NOTE

$3,281,509.80                                           as of December 31, 1997


     FOR VALUE RECEIVED, ECONOPHONE, INC., a New York corporation (the "Borrower"), promises and agrees to pay to the order of NTFC CAPITAL CORPORATION ("Lender"), its successors, assigns or any subsequent holder of this Note (the "Lender") at its offices located at 220 Athens Way, Nashville, Tennessee, 37228-1399, or at such other place as may be designated in writing by Lender, in lawful money of the United States of America in immediately available funds:

     the lesser of Three Million, Two Hundred Eighty-One Thousand, Five Hundred Nine and 80/100 Million Dollars ($3,281,509.80) or all amounts advanced pursuant to the Tranche 3 Commitment of the Loan Agreement (defined below), as noted on Schedule A hereto, together with interest thereon and other amounts due as provided below. Notations on the Schedule attached hereto are for convenience only, and the failure of the Lender to make any notation on any Schedule, or any incorrect notation by the Lender on any Schedule, shall not diminish the obligations of the Borrower under this Note. This Note shall mature on the earlier of (i) January 1, 2003 and (ii) the first Business Day of the sixtieth (60th) month after the Tranche 3 First Borrowing Date (the "Tranche 3 Maturity Date") on which all then-outstanding principal, interest, premium, expenses, fees, penalties and other amounts due under the Note shall be finally due and payable.

     This Note is issued pursuant to that certain Equipment Loan and Security Agreement dated as of May 28, 1996 and amended and restated and joined in by American Telemedia, Ltd. as of March 27, 1997, and as further amended by that First Amendment to Amended and Restated Equipment Loan and Security Agreement dated as of April 24, 1997 and by that Second Amendment to Amended and Restated Equipment Loan and Security Agreement dated as of June 26, 1997 and that Third Amendment to Amended and Restated Equipment Loan and Security Agreement dated as of August 7, 1997 and that Fourth Amendment to Amended and Restated dated the date hereof (as it may be modified, amended or restated from time to time, the "Loan Agreement"). Any term not otherwise defined in this Note shall have the same meaning as in the Loan Agreement. Reference is made to the Loan Agreement, which, among other things, permits the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. This Note is secured by, among other things, the Collateral described in the Loan Agreement and the Security Documents.

     All advances hereunder shall bear interest from the date of such Advance until such amount is due and payable (whether on any Payment Date, at the Tranche 3 Maturity Date, by acceleration, or otherwise), at a variable interest rate per annum (compounded monthly and computed on the basis of a year of 360 days for the actual days elapsed) announced from time to time as the ninety (90) day "Commercial Paper" rate (being defined as the rate paid on high grade unsecured notes sold through major dealers by major corporations in multiples of $1,000 for repurchase within 90 days) as reported in The Wall Street Journal, plus the Tranche 3 Rate Adjustment (as defined below) (the "Interest Rate"). The Interest Rate shall be automatically adjusted prospectively on the last Business Day of each Calendar Quarter based upon the rate quoted in The Wall Street Journal on the immediately preceding Business Day. The Tranche 3 Rate Adjustment initially shall be three hundred and ninety-five (395) basis points,

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provided, that if Borrower meets any of the financial targets set forth below as measured over any two complete successive Fiscal Quarters, the Tranche 3 Rate Adjustment shall adjust to the indicated rate at the commencement of the Fiscal Quarter next succeeding such two Fiscal Quarters for so long as such targets are maintained; provided further, if at any time during any Fiscal Quarter the then applicable target is not maintained, the Tranche 3 Rate Adjustment shall automatically increase to the appropriate amount determined by the grid set forth below, effective as of the First Day of the first
Fiscal Quarter next succeeding the fiscal Quarter during which the applicable target was not sustained. Borrower and Lender acknowledge that (i) any increase or decrease in the Tranche 3 Rate Adjustment shall be retroactive to the first day of the Fiscal Quarter immediately succeeding the Fiscal Quarter for which targets were not sustained and (ii) Borrower shall pay Lender (or Lender shall credit Borrower) an amount equal to any underpayment (or overpayment) of interest by Borrower under the Tranche 3 Note for any Fiscal Quarter on the Payment Date next following an increase or decrease in the Tranche 3 Rate Adjustment following Borrower's reporting of results of operation for such Fiscal Quarter pursuant to Section 7.01 of the Loan Agreement.


     Financial Target                                 Tranche 3 Rate Adjustment
---------------------------------------------         -------------------------

EBITDA is greater than -0-                            350 basis points

Debt Service Coverage Ratio Greater                   300 basis points
than 1.0 to 1

Debt Service Coverage Ratio greater                   250 basis points
than 1.5 to 1

Debt Service Coverage Ratio Greater                   200 basis points
than 2.0 to 1


     Interest shall accrue at the Interest Rate on all principal amounts outstanding hereunder and shall be payable monthly in arrears, commencing on the first Business Day of the first (1st) calendar month after the Tranche 3 First Borrowing Date and on the first Business Day of each consecutive calendar month thereafter until the Tranche 3 Maturity Date.

     Principal amounts outstanding hereunder shall be payable in sixty (60) equal consecutive monthly installments equal initially to 1.667% of the Advance made hereunder on the Tranche 3 First Borrowing Date; provided, however, that the principal payment amounts payable hereunder shall be recalculated by Lender each time subsequent Advances are made hereunder after the Amendment Closing Date, based on the aggregate amount of all Advances then outstanding hereunder, so that the payment schedule, as recalculated, will fully amortize the aggregate amount of all Advances made after the Amendment Closing Date then outstanding in equal monthly payments of principal through the Tranche 3 Maturity Date.

     It is intended that the above amortization schedule will fully amortize the principal amounts advanced under this Note. If any principal, interest, or other charge or expense remains outstanding on

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the Tranche 3 Maturity Date, such amount shall be added to the payment due on the Tranche 3 Maturity Date.

     Notwithstanding the foregoing, if Borrower shall fail to pay within ten
(10) days after the due date any principal amount or interest or other amount payable under this Note, Borrower shall pay to Lender, to defray the administrative costs of handling such late payments, an amount equal to interest on the amount overdue and unpaid, to the extent permitted under applicable law, at a rate equal to the lesser of three percent (3%) higher than the then applicable interest rate or the maximum permissible interest rate under applicable law (the "Default Rate") (instead of the Interest
Rate), from the due date until such overdue principal amount, interest or other unpaid amount is paid in full (both before and after judgment) whether or not any notice of default in the payment thereof has been delivered under the Loan Agreement. In addition, but without duplication, upon the occurrence and during the continuance of an Event of Default, all outstanding amounts hereunder shall bear interest at the Default Rate (instead of the Interest
Rate) until such amounts are paid in full or such Event of Default is waived in writing by Lender.

     Notwithstanding any provision of this Note or the Loan Agreement to the contrary, it is the intent of the Lender and the Borrower that the Lender or any subsequent holder of this Note shall never be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum rate of interest permitted to be charged by applicable Law, as amended or enacted, from time to time. In the event Lender, or any subsequent holder of this Note, ever receives, collects, reserves or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated as such (except that no prepayment premium will be payable thereon), or, if the principal indebtedness and all other amounts due are paid in full, any remaining excess funds shall immediately be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest lawful rate, the Borrower and the Lender shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof as it may relate to any fees charged by the Lender, and (b) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire term of the indebtedness; provided that if the indebtedness is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate, the Lender or any subsequent holder of the Note shall refund to the Borrower the amount of such excess or credit the amount of such excess against the principal portion of the indebtedness, as of the date it was received, and, in such event, the Lender shall not be subject to any penalties provided by any laws for contracting for, charging, reserving or receiving interest in excess of the maximum lawful rate.

     All amounts received for payment under this Note shall at the option of Lender be applied first to any unpaid expenses due Lender under this Note or under any other documents evidencing or securing the obligations of Borrower to Lender, then to any unpaid late charges, then to any unpaid interest accrued at the Default Rate, then to all other accrued but unpaid interest due under this Note and finally to the reduction of outstanding principal due under this Note.

     Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement (each, an "Event of Default"), all amounts then remaining unpaid on this Note shall be, or may be declared to be, immediately due and payable as provided in the Loan Agreement, without further notice, at the option of the Lender. Lender may waive any Event of Default before or after the same has been declared and restore this Note to full force and effect without impairing any rights hereunder, such

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right of waiver being a continuing one, but one waiver shall not imply any additional or subsequent waiver. Time is of the essence of this Note.

     Demand, presentment, notice and protest are expressly waived, except for notices to Borrower otherwise expressly required in the Loan Agreement. Borrower and any and all endorsers, guarantors and other parties liable on this Note, and any and all general partners of Borrower or any endorsers, guarantors or other parties liable on this Note (collectively, the "Obligors") jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly consent to (i) any and all delays, extensions, renewals or other modifications of this Note or any waivers of any term hereof, (ii) any release or discharge by Lender of any of the Obligors, (iii) any release, substitution or exchange of any security for the payment hereof, (iv) any failure to act on the part of Lender, and (v) any indulgence shown by Lender from time to time (without notice or further assent from any of the Obligors) and hereby agree that no such action, failure to act or failure to exercise any right or remedy by Lender shall in any way affect or impair the obligations of any of the Obligors.

     BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS LOCATED IN DAVIDSON COUNTY, TENNESSEE, INCLUDING WITHOUT LIMITATION FEDERAL COURTS SITTING IN THE MIDDLE DISTRICT OF TENNESSEE AND THE CHANCERY COURT FOR DAVIDSON COUNTY, TENNESSEE, FOR ANY SUIT BROUGHT OR ACTION COMMENCED IN CONNECTION WITH THIS NOTE, ANY DOCUMENTS EXECUTED OR DELIVERED IN CONNECTION HEREWITH, INCLUDING WITHOUT LIMITATION THE LOAN AGREEMENT, OR ANY RELATIONSHIP BETWEEN LENDER AND BORROWER, AND AGREES NOT TO CONTEST OR CHALLENGE VENUE IN ANY SUCH COURTS.

     Borrower irrevocably consents to the service of process of any such courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to Borrower at the address opposite its signature below or to such other address as Borrower may have furnished to Lender in writing, and agrees that such service shall become effective thirty (30) days after such mailing. However, nothing herein shall affect the right of Lender or Borrower to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Lender or Borrower in any other jurisdiction.

     BORROWER HEREBY KNOWINGLY, WILLINGLY AND IRREVOCABLY WAIVES ITS RIGHTS TO DEMAND A JURY TRIAL IN ANY ACTION OR PROCEEDING INVOLVING THIS NOTE, ANY DOCUMENTS EXECUTED OR DELIVERED IN CONNECTION HEREWITH INCLUDING WITHOUT LIMITATION THE LOAN AGREEMENT OR ANY RELATIONSHIP BETWEEN BORROWER AND LENDER. BORROWER AGREES THAT LENDER MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF BORROWER'S EXPRESS WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     IN ANY ACTION TO ENFORCE THIS NOTE, BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS UNDER THE LAWS OF ANY STATE TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN ACTUAL DIRECT DAMAGES.

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     In the event this Note is placed in the hands of one or more attorneys for collection or enforcement or protection of the holder's rights described herein or in the Loan Agreement or the other Loan Documents, the Borrower agrees to pay all reasonable attorneys' fees and all court and other out-of-pocket costs incurred by the holder hereof (as of which shall be due on demand and shall bear interest at the rate then payable hereunder from five (5) days after such demand is made until paid).

     This Note is governed by and shall be construed in accordance with the internal laws of the State of New York. If any provision of this Note should for any reason be invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect.

     This Note may not be changed, extended or terminated except in writing. No waiver of any term or provision hereof shall be valid unless in writing signed by Lender.

     Executed as of December 31, 1997.

                                       ECONOPHONE, INC.

                                       By: /s/ Richard L. Shorten, Jr.
                                          --------------------------------
                                       Title: Senior Vice President and
                                               General Cousel

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